UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

January 29, 2010

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 29, 2010, Heritage Bankshares, Inc. (the “Company”) issued a press release related to its results of operations and financial condition for the quarter and year ended December 31, 2009 (the “Press Release”). The text of the Press Release is included as Exhibit 99.1 to this report and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The Company will include audited financial statements and additional analyses for the year ended December 31, 2009 as part of its Form 10-K covering the period.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2010, (a) the Company entered into an unfunded Executive Deferred Compensation Agreement with Michael S. Ives, President and Chief Executive Officer of the Company (the “Deferred Compensation Agreement”), by which Mr. Ives may (but is not obligated to) elect to defer a portion of his annual base salary each calendar year (each such deferral, an “Elective Deferral”), pursuant to an advance election process that complies with Internal Revenue Code Section 409A. The Elective Deferrals and related investment earnings are nominally funded through a grantor Deferred Compensation Plan Trust (the “Rabbi Trust”), where the Company is the grantor for income tax purposes and pursuant to which the assets of the Company are maintained as reserves against the Company’s obligations under the Deferred Compensation Arrangement. The Elective Deferrals are 100% vested at all times, and the Elective Deferrals and any related investment earnings are payable (in a lump sum and/or installments) at separation from service, a change in control of the Company, a specified date, death and/or disability, as specified by Mr. Ives with respect to each Elective Deferral.

Copies of the Deferred Compensation Agreement and Rabbi Trust are attached as Exhibits 10.29 and 10.30, respectively, and incorporated by reference into this Item 5.02. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the applicable documents.

Item 8.01.	Other Events

The Company also announced in the Press Release that, on January 27, 2010, the Board of Directors declared a quarterly dividend on the Company’s common stock in the amount of $.06 per share, payable on February 19, 2010 to shareholders of record on February 8, 2010.

The same day, as also communicated in the Press Release, the Board of Directors declared quarterly dividends on the preferred stock issued by the Company in connection with its participation in the TARP Capital Purchase Program. Specifically, the Board declared (a) a cash dividend in the aggregate amount of $126,287.50 on the outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and (b) a cash dividend in the aggregate amount of $6,817.50 on the outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (collectively, the “Preferred Dividends”). The Preferred Dividends are payable on February 15, 2010 to the U.S. Department of the Treasury, the sole holder of record of such preferred stock.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.29 Elective Deferred Compensation Agreement with Michael S. Ives

10.30 Deferred Compensation Plan Trust

99.1 Press Release issued by Heritage Bankshares, Inc. on January 29, 2010.

Heritage Bankshares, Inc. (Registrant)

Date: February 2 2010	/S/ JOHN O. GUTHRIE
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.29	Elective Deferred Compensation Agreement with Michael S. Ives

10.30	Deferred Compensation Plan Trust

99.1	Press Release issued by Heritage Bankshares, Inc. on January 29, 2010